Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 28, 2020
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 28, 2020 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2020.

COVID-19 Pandemic Key Business Update
Operations

•
Collected 96% of contractual third quarter rent billings across all property types, including 98% from office and life science tenants. Excluding rent relief provided to certain tenants, collected 98% across all property types, including 98% from office and life science tenants

◦
The collection rate for October across all property types was 94%, including 97% from office and life science tenants, as of the date of this release. Excluding rent relief provided to certain tenants, collected 95% across all property types, including 97% from office and life science tenants

•	Limited lease expiration exposure with an average of approximately 6.6% of total rentable square feet expiring per year through 2023

Balance Sheet / Liquidity Highlights

•
As of the date of this release, the company had approximately $1.4 billion of total liquidity comprised of approximately $685.0 million of cash and cash equivalents on hand and full availability under the company’s $750.0 million revolving credit facility

•	In August, completed a $425.0 million public offering of 12-year senior unsecured green bonds at 2.500% due November 2032

•	In August, fully repaid the company’s $150.0 million unsecured term loan facility

•	No material debt maturities until 2023, excluding the company’s revolving credit facility, which matures in the third quarter of 2022

•	Weighted average debt maturity of approximately seven and a half years

Development

•	$1.9 billion of projects under development

◦	90% leased across office and life science space

◦	As of the date of this release, all in-process projects were under active construction

◦	Remaining spending to complete the projects of approximately $550.0 million, fully funded with cash on hand

Third Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.42

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.99

◦	Both net income available to common stockholders per share and FFO per share included the following:

▪	$0.02 charge against rental income due to tenant creditworthiness considerations as a result of the COVID-19 pandemic

•	Revenues increased to $228.3 million, net of the $1.8 million charge against rental income noted above

•	In August, announced an increase to the regular quarterly cash dividend to common stockholders by 3.1% to $0.500 per share; an annualized rate of $2.00 per share

Stabilized Portfolio

•	Stabilized portfolio was 92.2% occupied and 95.5% leased at September 30, 2020

•	Signed approximately 123,063 square feet of new or renewing leases

◦	GAAP and cash rents increased approximately 32.1% and 14.6%, respectively, from prior levels

Development

•	During the quarter, commenced GAAP revenue recognition on an additional 136,000 square feet or 48% of our 285,000 square foot One Paseo office project in the Del Mar submarket of San Diego

◦	As of September 30, 2020, recognizing GAAP revenue totaling 56% of the project

•
In July, completed construction on 146 residential units, the final phase of the residential development at our One Paseo mixed-use project in the Del Mar submarket of San Diego. The residential development is 51% leased and in lease-up

•
In July, transferred 9455 Towne Centre Drive, a 160,000 square foot development project located in the University Towne Center submarket of San Diego from the under construction phase to the tenant improvement phase. The project is 100% leased to a Fortune 50 publicly traded company

Results for the Quarter Ended September 30, 2020
For the third quarter ended September 30, 2020, KRC reported net income available to common stockholders of $49.0 million, or $0.42 per share, compared to $43.8 million, or $0.41 per share, in the third quarter of 2019. FFO in the third quarter of 2020 was $117.4 million, or $0.99 per share, compared to $109.2 million, or $1.01 per share, in the third quarter of 2019. Current period net income available to common stockholders and FFO per share included a $0.02 per share charge against rental income due to tenant creditworthiness considerations as a result of the COVID-19 pandemic.

All per share amounts in this report are presented on a diluted basis.

Conference Call and Audio Webcast
KRC management will discuss third quarter results and the current business environment during the company’s October 29, 2020 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc201029.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299.

International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10136128. A replay of the conference call will be available via telephone on October 29, 2020 through November 5, 2020 by dialing (877) 344-7529 and entering passcode 10136128. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/conference-calls/default.aspx.

About Kilroy Realty Corporation
Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of September 30, 2020, KRC’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 92.2% occupied and 95.5% leased. The company also had 808 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 85.0% and 37.5%, respectively. In addition, KRC had seven in-process development projects with an estimated total investment of $1.9 billion, totaling approximately 2.3 million square feet of office and life science space. The office and life science space was 90% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 68% LEED certified and 40% Fitwel certified as of September 30, 2020.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the sustainability leader in the Americas for six consecutive years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. The company was named to Bloomberg’s 2020 Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending June 30, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$228,314	$215,525	$669,065	$617,219

Net income available to common stockholders	$49,028	$43,846	$108,463	$122,943

Weighted average common shares outstanding – basic	115,226	104,841	112,406	102,253
Weighted average common shares outstanding – diluted	115,668	105,360	112,876	102,872

Net income available to common stockholders per share – basic	$0.42	$0.41	$0.95	$1.19
Net income available to common stockholders per share – diluted	$0.42	$0.41	$0.95	$1.18

Funds From Operations (1)(2)	$117,391	$109,243	$320,653	$308,960

Weighted average common shares/units outstanding – basic (3)	118,306	107,981	115,529	105,400
Weighted average common shares/units outstanding – diluted (4)	118,747	108,500	115,999	106,020

Funds From Operations per common share/unit – basic (2)	$0.99	$1.01	$2.78	$2.93
Funds From Operations per common share/unit – diluted (2)	$0.99	$1.01	$2.76	$2.91

Common shares outstanding at end of period			115,247	106,012
Common partnership units outstanding at end of period			1,932	2,023
Total common shares and units outstanding at end of period			117,179	108,035

			September 30, 2020	September 30, 2019
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			90.8%	95.1%
San Diego County			86.7%	90.4%
San Francisco Bay Area			94.2%	89.1%
Greater Seattle			94.7%	97.2%
Weighted average total			92.2%	92.1%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,031	3,872
San Diego County			2,147	2,048
San Francisco Bay Area			6,350	5,600
Greater Seattle			1,802	1,802
Total			14,330	13,322
________________________

(1)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2019 include the office properties that were sold subsequent to September 30, 2019.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	September 30, 2020	December 31, 2019
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,612,224	$1,466,166
Buildings and improvements	6,535,637	5,866,477
Undeveloped land and construction in progress	1,938,923	2,296,130
Total real estate assets held for investment	10,086,784	9,628,773
Accumulated depreciation and amortization	(1,744,325)	(1,561,361)
Total real estate assets held for investment, net	8,342,459	8,067,412

Cash and cash equivalents	849,009	60,044
Restricted cash	16,300	16,300
Marketable securities	25,073	27,098
Current receivables, net	16,083	26,489
Deferred rent receivables, net	375,939	337,937
Deferred leasing costs and acquisition-related intangible assets, net	208,306	212,805
Right of use ground lease assets	95,733	96,348
Prepaid expenses and other assets, net	55,706	55,661
TOTAL ASSETS	$9,984,608	$8,900,094

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$254,854	$258,593
Unsecured debt, net	3,668,976	3,049,185
Unsecured line of credit	—	245,000
Accounts payable, accrued expenses and other liabilities	458,421	418,848
Ground lease liabilities	97,936	98,400
Accrued dividends and distributions	59,416	53,219
Deferred revenue and acquisition-related intangible liabilities, net	131,558	139,488
Rents received in advance and tenant security deposits	61,483	66,503
Total liabilities	4,732,644	4,329,236

EQUITY:
Stockholders’ Equity
Common stock	1,152	1,060
Additional paid-in capital	5,089,926	4,350,917
Distributions in excess of earnings	(122,936)	(58,467)
Total stockholders’ equity	4,968,142	4,293,510
Noncontrolling Interests
Common units of the Operating Partnership	83,226	81,917
Noncontrolling interests in consolidated property partnerships	200,596	195,431
Total noncontrolling interests	283,822	277,348
Total equity	5,251,964	4,570,858
TOTAL LIABILITIES AND EQUITY	$9,984,608	$8,900,094

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES
Rental income	$227,122	$212,321	$664,111	$609,332
Other property income	1,192	3,204	4,954	7,887
Total revenues	228,314	215,525	669,065	617,219

EXPENSES
Property expenses	39,236	41,308	116,048	117,993
Real estate taxes	23,868	19,998	67,924	56,563
Ground leases	2,119	2,049	6,766	6,135
General and administrative expenses	18,572	22,576	76,179	65,774
Leasing costs	986	1,192	3,772	5,599
Depreciation and amortization	71,863	69,230	226,318	203,617
Total expenses	156,644	156,353	497,007	455,681

OTHER (EXPENSES) INCOME
Interest income and other net investment gain	1,869	761	1,579	3,205
Interest expense	(19,468)	(11,635)	(49,796)	(34,605)
Gains on sales of depreciable operating properties	—	—	—	7,169
Total other (expenses) income	(17,599)	(10,874)	(48,217)	(24,231)

NET INCOME	54,071	48,298	123,841	137,307

Net income attributable to noncontrolling common units of the Operating Partnership	(785)	(852)	(1,857)	(2,423)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,258)	(3,600)	(13,521)	(11,941)
Total income attributable to noncontrolling interests	(5,043)	(4,452)	(15,378)	(14,364)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$49,028	$43,846	$108,463	$122,943

Weighted average common shares outstanding – basic	115,226	104,841	112,406	102,253
Weighted average common shares outstanding – diluted	115,668	105,360	112,876	102,872

Net income available to common stockholders per share – basic	$0.42	$0.41	$0.95	$1.19
Net income available to common stockholders per share – diluted	$0.42	$0.41	$0.95	$1.18

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income available to common stockholders	$49,028	$43,846	$108,463	$122,943
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	785	852	1,857	2,423
Net income attributable to noncontrolling interests in consolidated property partnerships	4,258	3,600	13,521	11,941
Depreciation and amortization of real estate assets	70,422	67,985	218,841	199,967
Gains on sales of depreciable real estate	—	—	—	(7,169)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,102)	(7,040)	(22,029)	(21,145)
Funds From Operations(1)(2)(3)	$117,391	$109,243	$320,653	$308,960

Weighted average common shares/units outstanding – basic (4)	118,306	107,981	115,529	105,400
Weighted average common shares/units outstanding – diluted (5)	118,747	108,500	115,999	106,020

Funds From Operations per common share/unit – basic (2)	$0.99	$1.01	$2.78	$2.93
Funds From Operations per common share/unit – diluted (2)	$0.99	$1.01	$2.76	$2.91
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.4 million and $6.8 million for the three months ended September 30, 2020 and 2019, respectively, and $17.4 million and $14.9 million for the nine months ended September 30, 2020 and 2019, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.